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                                                                    EXHIBIT 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 17, 1999 relating to the financial statements of bART Holding B.V., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers N.V.
Rotterdam, Netherlands
January 13, 2000

/s/ PricewaterhouseCoopers N.V.